CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2026 relating to the financial statements of Eos Energy Enterprises, Inc., appearing in the Annual Report on Form 10-K of Eos Energy Enterprises, Inc. for the year ended December 31, 2025. We also consent to the reference to us under the heading "Experts" in such Registration Statement. /s/ Deloitte & Touche LLP Pittsburgh, PA August 31, 2026